Exhibit 99.2

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

Pebblebrook Hotel Trust Provides Update on Second Quarter Operating Trends

Bethesda, MD, July 1, 2020 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today provided an update on its second quarter operating trends and will conduct a conference call for investors at 10:30 AM ET to discuss the second quarter trends.

HOTEL OPERATING TRENDS
▪    Hotel industry performance bottomed in mid-April
▪    Performance has improved gradually every week as travel demand slowly recovers
▪    Weekly improvements in occupancy have occurred in all of the Company’s markets, both resort and urban, since June 1, 2020
▪    Leisure travel is recovering much more rapidly and meaningfully than the overall hotel industry, which benefits the Company’s drive-to resorts

REOPENING OF HOTELS AND RESORTS
▪    Reopened 7 resorts between late May and late June, with all 8 resorts now open
▪    Reopened or reopening 9 additional urban hotels between late June and early July, bringing total open hotels and resorts to 23
▪    Expect to have approximately half of the Company’s hotels and resorts open by the end of July 2020
▪    The Company’s resorts are experiencing a significant recovery in occupancy and are achieving average daily room rates at a premium to the prior-year period

AVERAGE MONTHLY CASH BURN
▪    Monthly cash burn at the Company’s resorts was previously estimated at $2.5 to $3.0 million; the resorts are now expecting to generate positive Hotel EBITDA for the month of June, even though 5 of the resorts just reopened in June
▪    Monthly hotel portfolio cash burn now estimated at $12 to $15 million; a $3 million reduction compared to the Company’s previous estimate of $15 to $18 million
▪    Total corporate cash burn now estimated at $22 to $27 million; a $3 million reduction compared to the Company’s previous estimate of $25 to $30 million

UPDATE ON CREDIT AGREEMENT AMENDMENTS
▪    Amendments to credit agreements with the Company’s bank and private placement groups complete
▪    All financial covenants eliminated through Q1 2021, with less-restrictive financial covenants established through mid-year 2022
▪    Flexibility provided for acquisitions, new investments and substantial capital investments in renovations and redevelopments across the existing portfolio
▪    Extended most of the Company’s November 2021 debt maturity to November 2022

The Company will provide additional details on second quarter operating results and other financial updates on the conference call. To participate in the conference call, please follow the steps listed below:

On Wednesday, July 1, 2020, dial (877) 705-6003 approximately ten minutes before the call begins (10:20 AM ET);

Tell the operator that you are calling for Pebblebrook Hotel Trust’s Second Quarter 2020 Update Conference Call;

State your full name and company affiliation and you will be connected to the call.

A live webcast of the Conference Call will also be available through the Company's website. To access, log on to http://www.pebblebrookhotels.com ten minutes prior to the call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust ("REIT") and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 54 hotels, totaling approximately 13,400 guestrooms across 15 urban and resort markets, with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of the Company’s cash burn rate; descriptions of the Company’s plans or objectives for future operations; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the COVID-19 pandemic, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the SEC on March 24, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 1, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com